Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 19, 2021 (except for footnotes 1, 2, 3 and 12 to which our report date is July 15, 2021), relating to the consolidated financial statements of Global Crossing Airlines Group Inc. for the years ended December 31, 2020 and 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

January 3, 2022